UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2020

CQENS Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55470	27-1521407
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5550 Nicollet Avenue, Minneapolis, MN 55419

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (612) 812-2037 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section3(a) of the Exchange Act. [  ]

Item 3.02	Unregistered Sale of Equity Securities.

On June 4, 2020 CQENS Technologies Inc. closed Stock Purchase Agreements with seven non-U.S. persons pursuant to which we sold an aggregate of 248,450 shares of our common stock at a purchase price of $4.83 per share in transactions exempt from registration under the Securities Act of 1933, as amended, in reliance on exemptions available under Section 4(a)(2) of that act and Regulation S promulgated thereunder. We received gross proceeds of $1,200,000 in these transactions and did not pay any commissions or finder’s fees. We are using the proceeds for working capital. The form of Stock Purchase Agreement is filed as Exhibit 10.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Incorporated by Reference
No.	Exhibit Description	Form	Date Filed	Number	Filed or Furnished Herewith

10.1	Form of Stock Purchase Agreement				Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CQENS Technologies Inc.

Date: June 5, 2020	By:	/s/ William P. Bartkowski
William P. Bartkowski, President